UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

Amendment No 1 to
FORM 8-K
___________
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

IMPLEX CORPORATION
 (Exact Name of Registrant as Specified in Charter)

Nevada	333-140236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Court Street, #11, Exeter NH	03833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(603) 778-9910

_______________________________________________
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

Effective March 16, 2009, the Company dismissed DNTW Chartered Accountants, LLP (“DNTW”) as Implex Corporation’s independent registered public accountants.

The reports of DNTW for the years ended December 31, 2007, 2006 and cumulative from November 7, 2005 (date of inception) through December 31, 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.  Notwithstanding the foregoing, the audit report of DNTW on the financial statements for the years ended December 31, 2007, 2006 and cumulative from November 7, 2005 (date of inception) through December 31, 2007 did, however, contain an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and all interim periods from the last fiscal year to the date of dismissal there were no disagreements with DNTW on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of DNTW would have caused it to make reference to such disagreements in its reports. There were no "Reportable Events" as detailed in paragraphs (A), (B), (C) and (D) of Item 304 (a)(1)(v).

On March 16, 2009 the Company retained Sutton Robinson Freeman & Co., P.C. to act as its independent accountants.  The Company has authorized DNTW to discuss any matter relating to the Company with Sutton Robinson Freeman & Co., P.C.

The change in the Company’s auditors was approved by the Board of Directors.

We did not request any answer from Sutton Robinson Freeman & Co., P.C. regarding application of accounting principles or audit opinion type prior to engaging them to replace DNTW.

Item 9.01 Financial Statements and Exhibits

Exhibit 16. 2        Letter from DNTW

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLEX CORPORATION

By:	/s/ Richard C. Fox, Pres./CEO
Richard C. Fox

Dated: March 23, 2009